SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2005

BANKFINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	0-51331	75-3199276
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

15W060 North Frontage Road, Burr Ridge, Illinois	60527
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 242-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 29, 2005, BankFinancial Corporation (“BankFinancial”) announced that it had entered into a Stock Purchase Agreement (the “Agreement”) to acquire University National Bank, a national bank headquartered in Chicago, Illinois that is the wholly-owned subsidiary of University Bancorporation. Under the terms of the Agreement, BankFinancial will purchase all of the shares of stock of University National Bank from University Bancorporation for approximately $24 million, subject to adjustment. Following the completion of the stock purchase, University National Bank will be merged with and into BankFinancial, FSB, the wholly-owned subsidiary of BankFinancial. The transaction is subject to the approval of applicable regulatory authorities.

A copy of the Agreement is being filed as Exhibit 2 to this Current Report. The text of the press release announcing the execution of the Agreement is included as Exhibit 99 to this Current Report. The information included in the text of the press release is considered to be “furnished” under the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

Exhibit No.	Exhibit
2	Stock Purchase Agreement By and Between BankFinancial Corporation and University Bancorporation dated as of November 29, 2005

99	Press Release Dated November 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANKFINANCIAL CORPORATION

DATE: November 29, 2005	By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Exhibit
2	Stock Purchase Agreement By and Between BankFinancial Corporation and University Bancorporation dated as of November 29, 2005

99	Press Release Dated November 29, 2005